N E W S R E L E A S E
(For Immediate Release)

UNITEDHEALTH GROUP REPORTS 2021 RESULTS

•Revenues of $287.6 Billion Grew 12% Year-Over-Year, with Double-Digit Growth at both Optum and UnitedHealthcare
•Cash Flows from Operations were $22.3 Billion or 1.3x Net Income
•Full Year and Fourth Quarter Net Earnings were $18.08 and $4.26 Per Share
•Full Year and Fourth Quarter Adjusted Net Earnings were $19.02 and $4.48 Per Share

MINNETONKA, Minn. (January 19, 2022) – UnitedHealth Group (NYSE: UNH) reported full year and fourth quarter 2021 results led by continued broad-based growth across the enterprise.

“Our strong 2021 performance and confident growth outlook for 2022 and beyond reflect the accelerating innovation and expanding capabilities across Optum and UnitedHealthcare,” said Andrew Witty, chief executive officer of UnitedHealth Group.

UnitedHealth Group affirmed the 2022 growth and performance objectives established at its November 30, 2021 Investor Conference, including revenues of $317 billion to $320 billion, net earnings of $20.20 to $20.70 per share, adjusted net earnings of $21.10 to $21.60 per share and cash flows from operations of $23 billion to $24 billion. The Company confirmed the 2022 growth forecast elements provided at its Investor Conference, including for people served through Medicare Advantage.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2021	2020	2021	2021	2020
Revenues	$73.7 billion	$65.5 billion	$72.3 billion	$287.6 billion	$257.1 billion
Earnings from Operations	$5.5 billion	$3.5 billion	$5.7 billion	$24.0 billion	$22.4 billion
Net Margin	5.5%	3.4%	5.6%	6.0%	6.0%

•UnitedHealth Group’s full year 2021 revenues grew $30.5 billion or 11.8% to $287.6 billion year-over-year, with broad-based growth across the Optum and UnitedHealthcare businesses.
•Full year 2021 earnings from operations were $24.0 billion, with the Optum businesses comprising over half of the total. Full year adjusted net earnings grew 13% to $19.02 per share.
•The full year 2021 medical care ratio of 82.6% compared to 79.1% in the previous year, with the increase due to higher COVID-19 costs and the repeal of the health insurance tax. The fourth quarter 2021 medical care ratio was 83.7%. Favorable medical reserve development was $440 million in the quarter compared to $850 million last year. Days claims payable of 46.8 days compared to 47.8 days at year end 2020 and 50.4 days in the third quarter 2021. The sequential difference reflects timing factors which will normalize in the first quarter 2022.
•The full year 2021 operating cost ratio of 14.8% decreased from 16.2% in 2021 due to the repeal of the health insurance tax, COVID-19 effects and continued productivity advances, offset by business mix and continued investments for future growth.
•Growth in investment and other income reflects the impact of the Company’s continued collaborative growth and innovation efforts with Optum Ventures.
•Cash flows from operations for the full year 2021 were $22.3 billion or 1.3x times net income. In 2021 the Company returned $5.3 billion to shareholders via dividends, an increase of 15% from a year ago, and repurchased 12.8 million shares for $5.0 billion. Return on equity of 25.2% in 2021 reflected strong overall performance and the efficient capital structure of the enterprise.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value customers and consumers receive by improving health and wellness, enhancing the quality of care received, simplifying the health care experience and reducing the total cost of care.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2021	2020	2021	2021	2020
Revenues	$56.4 billion	$50.3 billion	$55.9 billion	$222.9 billion	$200.9 billion
Earnings from Operations	$2.1 million	$396 million	$2.7 billion	$12.0 billion	$12.4 billion
Operating Margin	3.8%	0.8%	4.7%	5.4%	6.2%

•UnitedHealthcare full year revenues of $222.9 billion grew $22.0 billion or 11.0% year over year reflecting strong broad-based growth.
•Total people served by UnitedHealthcare grew by 2.2 million in 2021, led by continued strong growth in Medicare Advantage and Dual Special Needs Plans and expansion in the broader Medicaid market. Including Dual Special Needs Plans, Medicare Advantage membership grew to serve more than 900,000 additional people in 2021 with strong gains in both individual and group offerings. New regions served in Indiana, Kentucky and North Carolina contributed to broader Medicaid growth this past year and new Medicaid contracts were awarded in Minnesota, Nevada, Ohio and Tennessee with expansion in Missouri. Commercial benefits served 360,000 more consumers across its growing portfolio of innovative new products.
•Full year operating earnings were $12.0 billion compared to $12.4 billion last year, reflecting strong membership expansion and effective medical and operating cost management, offset by negative COVID-19 effects.

Optum’s health services businesses serve the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, data analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer experience.

Quarterly and Annual Financial Performance
	Three Months Ended			Year Ended
	December 31,	December 31,	September 30,	December 31,	December 31,
	2021	2020	2021	2021	2020
Revenues	$41.1 billion	$35.9 billion	$39.8 billion	$155.6 billion	$136.3 billion
Earnings from Operations	$3.4 billion	$3.1 billion	$3.1 billion	$12.0 billion	$10.0 billion
Operating Margin	8.3%	8.7%	7.7%	7.7%	7.4%

•Optum full year revenues of $155.6 billion grew $19.3 billion or 14.1% year-over-year, while full year operating earnings of $12.0 billion increased $1.9 billion or 19.4% compared to the previous year.
•Optum Health served 100 million people at year end 2021, compared to 98 million a year ago. Revenue per consumer served for the full year increased 33% driven by further expansion of people served in value-based care arrangements and the continued build-out of care delivery capabilities, including in-home physical and digital offerings complementing its growing clinic-based and outpatient services.
•Optum Insight’s revenue backlog increased by $2.2 billion in 2021 to $22.4 billion, driven by growth in comprehensive managed services. Significant new health system partnerships in 2021 and the breadth of services offered by Optum Insight continued to advance in areas such as payment integrity, digital modernization and care coordination.
•Optum Rx continued to advance the scope of its pharmacy care services offerings during 2021, with further expansion in community-based behavioral pharmacies and across e-commerce, infusion and specialty pharmacy services. Optum Rx fulfilled 1.37 billion adjusted scripts in 2021, growth of 58 million or 4.4% over the prior year, through new and existing client relationships.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a health care and well-being company with a mission to help people live healthier lives and help make the health system work better for everyone through two distinct and complementary businesses. Optum delivers care aided by technology and data, empowering people, partners and providers with the guidance and tools they need to achieve better health. UnitedHealthcare offers a full range of health benefits, enabling affordable coverage, simplifying the health care experience and delivering access to high-quality care. Visit UnitedHealth Group at www.unitedhealthgroup.com and follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through February 2, 2022. The conference call replay can also be accessed by dialing 1-888-203-1112, Conference Code: 2633828. This earnings release and the Form 8-K dated January 19, 2022, can also be accessed from the Investor Relations page of the Company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: risks associated with public health crises, large-scale medical emergencies and pandemics, such as the COVID-19 pandemic; our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations;

risks and uncertainties associated with the pharmacy benefits management and pharmacy services industries; competitive pressures, including our ability to develop and deliver innovative products to health care payers and expand access to virtual care; changes in or challenges to our public sector contract awards; our ability to contract on competitive terms with health care payers, physicians, hospitals and other service providers; failure to attract, develop, retain, and manage the succession of key employees and executives; the impact of potential changes in tax laws and regulations (including any increase in the U.S. income tax rate applicable to corporations); failure to achieve targeted operating cost productivity improvements; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of strategic transactions; fluctuations in foreign currency exchange rates; downgrades in our credit ratings; our investment portfolio performance; impairment of our goodwill and intangible assets; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

# # #

Investors:	Brett Manderfeld
Senior Vice President
952-936-7216
brett_manderfeld@uhg.com

Media:	Matt Stearns
Senior Vice President
202-276-0085
matt.stearns@uhg.com

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Year Ended December 31, 2021

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Supplemental Financial Information - Businesses
•Supplemental Financial Information - Business Metrics
•Reconciliation of Non-GAAP Financial Measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues
Premiums	$57,547	$50,581	$226,233	$201,478
Products	8,961	8,690	34,437	34,145
Services	6,422	5,751	24,603	20,016
Investment and other income	813	445	2,324	1,502
Total revenues	73,743	65,467	287,597	257,141
Operating costs
Medical costs	48,159	42,082	186,911	159,396
Operating costs	11,272	11,514	42,579	41,704
Cost of products sold	8,000	7,622	31,034	30,745
Depreciation and amortization	771	732	3,103	2,891
Total operating costs	68,202	61,950	263,627	234,736
Earnings from operations	5,541	3,517	23,970	22,405
Interest expense	(431)	(401)	(1,660)	(1,663)
Earnings before income taxes	5,110	3,116	22,310	20,742
Provision for income taxes	(919)	(764)	(4,578)	(4,973)
Net earnings	4,191	2,352	17,732	15,769
Earnings attributable to noncontrolling interests	(120)	(140)	(447)	(366)
Net earnings attributable to UnitedHealth Group common shareholders	$4,071	$2,212	$17,285	$15,403
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$4.26	$2.30	$18.08	$16.03
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$4.48	$2.52	$19.02	$16.88
Diluted weighted-average common shares outstanding	955	961	956	961
(a)See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	December 31, 2021	December 31, 2020
Assets
Cash and short-term investments	$23,907	$19,781
Accounts receivable, net	14,216	12,870
Other current assets	23,635	21,067
Total current assets	61,758	53,718
Long-term investments	43,114	41,242
Other long-term assets	107,334	102,329
Total assets	$212,206	$197,289
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	$24,483	$21,872
Short-term borrowings and current maturities of long-term debt	3,620	4,819
Other current liabilities	50,189	45,729
Total current liabilities	78,292	72,420
Long-term debt, less current maturities	42,383	38,648
Other long-term liabilities	15,052	15,682
Redeemable noncontrolling interests	1,434	2,211
Equity	75,045	68,328
Total liabilities, redeemable noncontrolling interests and equity	$212,206	$197,289

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Year Ended December 31,
	2021	2020
Operating Activities
Net earnings	$17,732	$15,769
Noncash items:
Depreciation and amortization	3,103	2,891
Deferred income taxes and other	(814)	(60)
Share-based compensation	800	679
Net changes in operating assets and liabilities	1,522	2,895
Cash flows from operating activities	22,343	22,174
Investing Activities
Purchases of investments, net of sales and maturities	(1,843)	(2,836)
Purchases of property, equipment and capitalized software	(2,454)	(2,051)
Cash paid for acquisitions, net	(4,821)	(7,139)
Other, net	(1,254)	(506)
Cash flows used for investing activities	(10,372)	(12,532)
Financing Activities
Common share repurchases	(5,000)	(4,250)
Dividends paid	(5,280)	(4,584)
Net change in short-term borrowings and long-term debt	2,481	2,586
Other, net	344	2,658
Cash flows used for financing activities	(7,455)	(3,590)
Effect of exchange rate changes on cash and cash equivalents	(62)	(116)
Increase in cash and cash equivalents	4,454	5,936
Cash and cash equivalents, beginning of period	16,921	10,985
Cash and cash equivalents, end of period	$21,375	$16,921

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues
UnitedHealthcare	$56,384	$50,327	$222,899	$200,875
Optum	41,093	35,851	155,565	136,308
Eliminations	(23,734)	(20,711)	(90,867)	(80,042)
Total consolidated revenues	$73,743	$65,467	$287,597	$257,141
Earnings from Operations
UnitedHealthcare	$2,121	$396	$11,975	$12,359
Optum (a)	3,420	3,121	11,995	10,046
Total consolidated earnings from operations	$5,541	$3,517	$23,970	$22,405
Operating Margin
UnitedHealthcare	3.8%	0.8%	5.4%	6.2%
Optum	8.3%	8.7%	7.7%	7.4%
Consolidated operating margin	7.5%	5.4%	8.3%	8.7%

Revenues
UnitedHealthcare Employer & Individual	$15,355	$14,548	$60,023	$55,872
UnitedHealthcare Medicare & Retirement	24,843	22,151	100,552	90,764
UnitedHealthcare Community & State	14,133	11,691	53,979	46,487
UnitedHealthcare Global	2,053	1,937	8,345	7,752

Optum Health	$14,550	$10,978	$54,065	$39,808
Optum Insight	3,251	2,909	12,199	10,802
Optum Rx	23,849	22,489	91,314	87,498
Optum eliminations	(557)	(525)	(2,013)	(1,800)
(a)Earnings from operations for Optum for the three months and year ended December 31, 2021 included $1,229 and $4,462 for Optum Health; $951 and $3,398 for Optum Insight; and $1,240 and $4,135 for Optum Rx, respectively. Earnings from operations for Optum for the three months and year ended December 31, 2020 included $1,046 and $3,434 for Optum Health; $843 and $2,725 for Optum Insight; and $1,232 and $3,887 for Optum Rx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	December 31, 2021	September 30, 2021	December 31, 2020
Commercial:
Risk-based	7,985	7,960	7,910
Fee-based	18,595	18,595	18,310
Total Commercial	26,580	26,555	26,220
Medicare Advantage	6,490	6,455	5,710
Medicaid	7,655	7,510	6,620
Medicare Supplement (Standardized)	4,395	4,405	4,460
Total Community and Senior	18,540	18,370	16,790
Total UnitedHealthcare - Domestic Medical	45,120	44,925	43,010
Global	5,510	5,490	5,425
Total UnitedHealthcare - Medical	50,630	50,415	48,435

Supplemental Data
Medicare Part D stand-alone	3,700	3,725	4,045

OPTUM PERFORMANCE METRICS

	December 31, 2021	September 30, 2021	December 31, 2020
Optum Health Consumers Served (in millions)	100	99	98
Optum Insight Contract Backlog (in billions)	$22.4	$22.3	$20.2
Optum Rx Quarterly Adjusted Scripts (in millions)	353	344	331

Note: UnitedHealth Group served 147 million unique individuals across all businesses at December 31, 2021.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended December 31,		Year Ended December 31,		Projected Year Ended December 31,
	2021	2020	2021	2020	2022
GAAP net earnings attributable to UnitedHealth Group common shareholders	$4,071	$2,212	$17,285	$15,403	$19,150 - $19,725
Intangible amortization	280	279	1,184	1,080	~1,130
Tax effect of intangible amortization	(68)	(68)	(288)	(262)	~(280)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$4,283	$2,423	$18,181	$16,221	$20,000 - $20,575

GAAP diluted earnings per share	$4.26	$2.30	$18.08	$16.03	$20.20 - $20.70
Intangible amortization per share	0.29	0.29	1.24	1.12	~1.20
Tax effect per share of intangible amortization	(0.07)	(0.07)	(0.30)	(0.27)	~(0.30)
Adjusted diluted earnings per share	$4.48	$2.52	$19.02	$16.88	$21.10 - $21.60

(a)Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.